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                          SECURITIES PURCHASE AGREEMENT


                                      among

                             AMERICAN SKIING COMPANY

                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                                       and

                         OAK HILL CAPITAL PARTNERS, L.P.


                                  July 31, 2000




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                                Table of Contents



ARTICLE 1    DEFINITIONS.......................................................2
    1.1      Definitions.......................................................2

ARTICLE 2    PURCHASE AND SALE OF SECURITIES...................................5
    2.1      Purchase and Sale of Securities...................................5
    2.2      Issuance of Securities; Delivery..................................5
    2.3      Purchase Price....................................................5

ARTICLE 3    REPRESENTATIONS, WARRANTIES AND COVENANTS OF
             THE COMPANY AND ASCRP.............................................6
    3.1      Organization, Authorization and Qualification of the Company and
             ASCRP.............................................................6
    3.2      Capital Stock of the Company and ASCRP............................6
    3.3      No Conflict.......................................................6
    3.4      Governmental Consents and Approvals...............................7
    3.5      Compliance with Laws..............................................7
    3.6      Full Disclosure...................................................7

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF
             THE PURCHASER.....................................................8
    4.1      Organization and Authority of Each Purchaser......................8
    4.2      No Conflict.......................................................8
    4.3      Governmental Consents and Approvals...............................8
    4.4      Investment Purpose................................................9
    4.5      Status of Shares; Limitation on Transfer and Other Restrictions...9

ARTICLE 5    COVENANTS OF THE COMPANY AND ASCRP................................9
    5.1      Further Action; Consents; Filings.................................9
    5.2      Waiver............................................................9
    5.3      Registration Rights...............................................9

ARTICLE 6    CONDITIONS TO CLOSING OF THE PURCHASER,
             THE COMPANY AND ASCRP............................................10
    6.1      Conditions to the Closing of each Party..........................10
    6.2      Conditions to the Closing of the Purchaser.......................10
    6.3      Conditions to the Closing of the Company and ASCRP...............10

ARTICLE 7    MISCELLANEOUS....................................................11
    7.1      Notices..........................................................11
    7.2      Headings.........................................................13
    7.3      Severability.....................................................13
    7.4      Entire Agreement.................................................13
    7.5      Assignment.......................................................13
    7.6      Amendment and Waiver.............................................13
    7.7      Counterparts.....................................................13
    7.8      Specific Performance.............................................14
    7.9      Expenses.........................................................14
    7.10     Governing Law....................................................14

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                          SECURITIES PURCHASE AGREEMENT


SECURITIES PURCHASE AGREEMENT, dated July 31, 2000 (this "Agreement"), among AMERICAN SKIING COMPANY, a Delaware corporation (the "Company"), AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine corporation and a wholly owned subsidiary of the Company ("ASCRP"), and OAK HILL CAPITAL PARTNERS, L.P., a Delaware limited partnership (the "Purchaser").


                              W I T N E S S E T H:

         WHEREAS, the Company wishes to grant to the Purchaser, and the Purchaser wishes to purchase from the Company, warrants to purchase six million (6,000,000) validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company (the "Warrant," in the form attached hereto as Exhibit A), at an exercise price of $2.50 per share (subject to adjustment pursuant to the terms of the Warrant), upon the terms and subject to the conditions set forth herein (including the Company's receipt of the Waiver, as defined hereinafter);

         WHEREAS, the Warrant will be issued as soon as the Company has received the Waiver;

         WHEREAS, if the Waiver is not received within sixty (60) days from the date hereof, the Purchaser will instead purchase ASCRP Common Stock, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the boards of directors of the Company and ASCRP have approved this Agreement and the Warrant and the Amendment (the "Amendment to the Stockholders' Agreement") to the Stockholders' Agreement, dated as of August 9, 1999 (the "Stockholders' Agreement"), among the Company, the Purchaser, Leslie
B. Otten and the other parties thereto;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, ASCRP and the Purchaser hereby agree as follows:




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                                                                               2


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless he context requires a different meaning, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement"   means  this   Agreement  as  the  same  may  be  amended,
supplemented or modified in accordance with the terms hereof.

         "Amendment to the Stockholders' Agreement" has the meaning assigned to such term in the recitals to this Agreement.

         "ASC Credit Agreement" means the Amended, Restated and Consolidated Credit Agreement, dated as of October 12, 1999, among the Company, Bank Boston, N.A. (as agent) and the other lenders party thereto, as amended to date.

         "ASCRP" has the meaning assigned to such term in the recitals to this Agreement.

         "ASCRP Common Stock" means the common stock, par value $.01 per share, of ASCRP.

         "ASCRP Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of the date hereof among ASCRP, Fleet National Bank (as agent), the Purchaser and the other lenders thereto.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Closing" has the meaning assigned to such term in Section 2.3.

         "Closing Date" has the meaning assigned to such term in Section 2.3.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Company" has the meaning assigned to such term in the recitals to this Agreement.



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                                                                               3

         "Company Common Stock" has the meaning assigned to such term in the recitals to this Agreement.

         "Date of Issuance" has the meaning assigned to such term in Section 2.2

         "Encumbrance" means any security interest, pledge, mortgage, lien, charge or encumbrance, but excluding Permitted Encumbrances.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principals applied on a consistent basis.

         "Governmental Authority" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Material Adverse Effect" means any circumstance, change in, or effect on the Company, any Company Subsidiary or their businesses or any resort location that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company, any Company Subsidiary or their businesses or any resort location is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, prospects, assets or properties of the Company and the Company Subsidiaries, taken as a whole, except for any changes or effects principally resulting from or principally arising in connection with (i) any occurrence or condition affecting the leisure industry generally or (ii) any changes in general economic conditions.

         "NYSE" means the New York Stock Exchange.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence: (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, that, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not,

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                                                                               4


individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any of the following agreements of the Company and/or any Company Subsidiary (any Encumbrance which is permitted under any of the following as to the Company or any Company Subsidiary shall be permitted as to all Company Subsidiaries and the Company for purposes hereof): (i) the ASC Credit Agreement, (ii) the Indenture dated as of June 28, 1996, as amended, relating to the Company's Series A and B 12% Senior Subordinated Notes due 2006,
(iii) the ASCRP Credit Agreement and (iv) the Amended Loan and Security Agreement dated as of September 30, 1998 and as it may be further amended from time to time with Textron Financial Corporation; (g) precautionary liens filed by lessors with respect to leased equipment; (h) any single or series of related Encumbrances which are not in excess of $50,000 and do not materially impair the value or use of the property subject thereto or the operation of the Company's or ASCRP's, as the case may be, business as currently conducted; and (i) Encumbrances listed on the UCC searches disclosed in Section 1.01(a) of the Disclosure Schedule attached to the Preferred Stock Subscription Agreement dated July 9, 1999 among the Company, the Purchaser and the other parties signatory thereto.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

         "Purchaser" has the meaning assigned to such term in the recitals to this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Filings" means all forms, reports and documents required to be filed by it with the SEC since the Company's initial public offering on November 6, 1997.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Shares" has the meaning assigned to such term in Section 2.2 of this Agreement.

         "Stockholders' Agreement" has the meaning assigned to such term in the recitals to this Agreement.

         "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or

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                                                                               5


in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Waiver" means the consent required pursuant to the ASC Credit Agreement to permit the Company's issuance of the Warrant or the Company's determination that such consent is not or is no longer required.

         "Warrant" has the meaning assigned to such term in the recitals to this Agreement.


                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

         2.1 Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, the Purchaser agrees to purchase, and the Company (subject to its receipt of the Waiver) and ASCRP agree to issue and sell, the securities described below.

         2.2 Issuance of Securities; Delivery. On the earlier of the Company's receipt of the Waiver and September 29, 2000 (the "Date of Issuance"):

         (i) if the Waiver has been received, the Company shall issue the Warrant to the Purchaser; and

         (ii) if the Waiver has not been received, ASCRP shall issue to the Purchaser 17 shares of ASCRP Common Stock (the "Shares").

The Company or ASCRP (as applicable) shall on the Date of Issuance deliver the securities being issued by it hereunder to the Purchaser.

         2.3 Purchase Price. The aggregate purchase price to be paid by the Purchaser for the Warrant or the Shares to be purchased, as the case may be, is $2,000,000 in cash, payable by wire transfer of immediately available funds, upon the closing of the Securities Purchase Agreement (the "Closing") which will take place on July 31, 2000 (the "Closing Date"). Such amount will be paid upon the Closing to ASCRP.


         2.4 Option to Exchange. If the Purchaser receives Shares on the Date of Issuance but the Company thereafter receives the Waiver, the Purchaser shall

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                                                                               6


have the right, at any time from and after the Company's receipt of the Waiver to the end of the Exercise Period (as defined in the Warrant), to exchange the Shares for the Warrant.


                                    ARTICLE 3

       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND ASCRP

As an inducement to the Purchaser to enter into this Agreement, the Company and ASCRP each hereby represents and warrants to the Purchaser as follows:

         3.1 Organization, Authorization and Qualification of the Company and ASCRP. Each of the Company and ASCRP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and each of the Company and ASCRP has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Company and ASCRP is duly qualified to do business and is in  good  standing  in  each  jurisdiction  in  which  (x)  it  owns  or  leases properties material to its operations or (y) the operation of its business makes such qualification necessary, except, with respect to clause (y) above, to the extent that the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement by the Company and ASCRP, the performance by the Company and ASCRP of its obligations hereunder and the consummation by the Company and ASCRP of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company and ASCRP, as the case may be. This Agreement will be duly executed and delivered by the Company and ASCRP, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, a legal, valid and binding obligation of the Company and ASCRP enforceable against each of the Company and ASCRP in accordance with its terms. Neither the Company nor ASCRP is in violation of any of the provisions of their respective articles of incorporation, by-laws or equivalent organizational documents in any material respect.

         3.2 Capital Stock of the Company and ASCRP. The Company Common Stock, if and when issued upon exercise of the Warrant, in accordance with the terms of this Agreement, will be duly authorized, fully paid and non-assessable and free and clear of any lien. The ASCRP Common Stock, if and when issued in accordance with the terms of this Agreement, will be duly authorized, fully paid and non-assessable and free and clear of any lien.

         3.3 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.4, except as may arise from facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Warrant by the Company and ASCRP, as the case may be, do not and will not

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                                                                               7


(a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or ASCRP, (b) conflict with or violate any Law or Governmental Order applicable to the Company, ASCRP or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or ASCRP pursuant to, any note, bond, mortgage or indenture, contract, Agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or ASCRP is a party or by which any of their respective assets or properties is bound or affected, except, with respect to clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Warrant by the Company and ASCRP, as the case may be, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws, and the NYSE and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications which if not obtained or made would not be reasonably expected to result in a Material Adverse Effect or to materially delay the consummation of the transactions contemplated by this Agreement.

         3.5 Compliance with Laws. Neither the Company nor ASCRP is in default or violation of any Governmental Order, except for such defaults or violations that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

         3.6 Full Disclosure. The Company's SEC Filings and the information supplied by the Company and ASCRP in this Agreement or the Warrant or any other document, certificate, notice or consent related to any of the foregoing delivered to the Purchaser in connection with the Agreement or the Warrant at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.





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                                                                               8


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASE

         As an inducement to the Company and ASCRP to enter into this Agreement, the Purchaser represents and warrants to the Company and ASCRP as follows:

         4.1 Organization and Authority of Each Purchaser. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. The Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company and ASCRP, as the case may be) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         4.2 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by the Purchaser does not and will not (a) violate, conflict with or result in the breach of any provision of its certificate of limited partnership or by-laws or similar organizational document of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, Agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above, would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

         4.3 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) for the applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws and (ii) for such other consents, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to be material to the Purchaser or materially delay the consummation of the transactions contemplated by this Agreement.



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                                                                               9

         4.4 Investment Purpose. The Purchaser is acquiring the Warrant or the Shares, as the case may be, for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         4.5 Status of Shares; Limitation on Transfer and Other Restrictions. The Purchaser understands that the Warrant, the Company Common Stock issuable upon conversion of the Warrant and the Shares (the "Restricted Securities") have not been and will not be registered under the Securities Act or under any state securities laws (other than, in the case of the Warrant and the Company Common Stock issued upon conversion of the Warrant, in accordance with the Stockholders' Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and that the Restricted Securities have not been approved or disapproved by the SEC or by any other federal or state agency. The Purchaser understands that none of the Restricted Securities may be sold, transferred or assigned unless registered by the Company or ASCRP, as the case may be, pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the Purchaser to liquidate its investment in the Restricted Securities, and it agrees not to sell, assign or otherwise transfer or dispose of any unless such Restricted Securities have been so registered or an exemption from registration is available.


                                    ARTICLE 5

                       COVENANTS OF THE COMPANY AND ASCRP

         5.1 Further Action; Consents; Filings. Each of the Company and ASCRP shall (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary and proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement and (if issued) the Warrant; (ii) seek to obtain from Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or ASCRP, as the case may be, in connection with the authorization, execution and delivery of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Warrant and the transactions contemplated hereby and thereby that are required under any applicable Law.

         5.2 Waiver. The Company shall use its best efforts to obtain the Waiver as promptly as practicable after the Closing Date. If the Waiver is not received by the Date of Issuance, the Company shall continue to use its best efforts to obtain the Waiver, in order to facilitate the Purchaser's exercise of its rights under Section 2.4.


         5.3 Registration Rights. Upon receipt of the Waiver, the holder(s) of the Warrant shall have the same rights to register the resale of the Warrant and

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                                                                              10


the Company Common Stock into which it is exercisable as are granted to the Purchaser in respect of the Company's 8.5% Series B Convertible Participating Preferred Stock and the Company Common Stock, respectively, under the Stockholders' Agreement, as amended.

                                    ARTICLE 6

         CONDITIONS TO CLOSING OF THE PURCHASER, THE COMPANY AND ASCRP

         6.1 Conditions to the Closing of each Party. The obligations of the Company, ASCRP and the Purchaser to consummate the transactions contemplated by this Agreement and the Warrant are subject to the satisfaction or written waiver (where permissible) of the condition that no Governmental Authority or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting consummation of the transactions contemplated by this Agreement or the Warrant.

         6.2 Conditions to the Closing of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement and the Warrant are subject to the satisfaction or written waiver (where permissible) of the following conditions:

         (a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) a receipt for the aggregate purchase price paid by the Purchaser for the Warrants or the Shares pursuant to Section 2.3 of this Agreement and (ii) a legal opinion, addressed to the Purchaser and dated the Closing Date, from Pierce Atwood, substantially in the form of Exhibit B;

         (b) The representations and warranties of the Company and ASCRP contained in this Agreement shall have been true and correct in all material respects as of the Closing, (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.2(b) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects) and the covenants and agreements contained in this Agreement to be complied with by the Company or ASCRP, as the case may be, on or before the Closing shall have been complied with in all material respects;

         (c) The  closing of the ASCRP  Credit Agreement shall have taken place;
and

         (d) The Amendment to the Stockholders' Agreement shall have been duly authorized, executed and delivered by the Company.

         6.3 Conditions to the Closing of the Company and ASCRP. The obligations of the Company and ASCRP to consummate the transactions contemplated by this

Agreement and the Warrant are subject to the satisfaction or written waiver (where permissible) of the following conditions:

         (a) At the Closing the Purchaser shall deliver or cause to be delivered to the Purchaser the aggregate purchase price paid by the Purchaser as set forth in Section 2.3 of this Agreement;

         (b) The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects as of the Closing;

         (c) The closing of the ASCRP Credit Agreement  shall have  taken place;
and

         (d) The Amendment to the Stockholders' Agreement shall have been duly authorized, executed and delivered by the Purchaser.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

         (a)     if to the Company or ASCRP:

                 American Skiing Company
                 Sunday River Road
                 Bethel, ME 04217
                 Telecopy: (207) 824-5110
                 Attention: Leslie B. Otten
                 Christopher E. Howard

                 and

                 American Skiing Company
                 One Monument Square
                 Portland, ME 04101
                 Telecopy: (207) 791-2607
                 Attention: Foster A. Stewart, Jr., General Counsel with a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, NY 10022-6069
                 Telecopy: (212) 848-7179
                 Attention: Peter D. Lyons, Esq.
                 E-mail: plyons@shearman.com

                 and a copy to:
                 Pierce Atwood
                 One Monument Square
                 Portland, ME 04101
                 Telecopy: (207) 791-1350
                 Attention: David J. Champoux, Esq.
                 E-mail: dchampoux@pierceatwood.com

         (b)     if to the Purchaser to:

                 Oak Hill Capital Partners, L.P.
                 201 Main Street
                 Fort Worth, Texas 76102
                 Telecopy: (817) 339-7350
                 Attention: Ray Pinson

                 and

                 Oak Hill Capital Management, Inc.
                 Park Avenue Tower
                 65 East 55th Street
                 New York, NY 10022
                 Telecopy: (212) 754-5685
                 Attention: Steven B. Gruber
                            Bradford E. Bernstein

                 with a copy to:

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, NY 10019-6064
                 Telecopy:  (212) 757-3990
                 Attention:  David K. Lakhdhir, Esq.
                 Email: dlakhdhir@paulweisscom

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 7.1 designate another address or Person for receipt of notices hereunder.

         7.2 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not effect in any way the meaning or interpretation of this Agreement.

         7.3 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         7.4 Entire Agreement. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

         7.5 Assignment. This Agreement shall inure to the benefit of and be binding on the successors and assigns of each of the parties; provided, that no party hereto shall assign its rights under this Agreement without the prior written consent of the other parties, except the Purchaser may assign its rights to an Affiliate or to Oak Hill Securities, L.P. and any of its Affiliates.

         7.6    Amendment and Waiver.

                (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any of the parties hereto at law, in equity or otherwise.

                (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company, ASCRP and the Purchaser.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         7.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement or the Warrant were not performed in accordance with their terms and that the parties shall be entitled to specific performance of the terms of this Agreement and the Warrant, in addition to any other remedy at law or equity.

         7.9 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Warrant and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that ASCRP or the Company shall pay the reasonable out-of-pocket expenses of the Purchaser in connection with the transactions contemplated by the Agreement and the Warrant.

         7.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      AMERICAN SKIING COMPANY

                                      By: /s/ Mark J. Miller
                                         ---------------------------------------
                                        Name: Mark J. Miller
                                        Title:  Chief Financial Officer


                                      AMERICAN SKIING COMPANY RESORT
                                      PROPERTIES, INC.

                                      By:  /s/ Mark J. Miller
                                         ---------------------------------------
                                        Name:  Mark J. Miller
                                        Title:  Chief Financial Officer

                                      OAK HILL CAPITAL PARTNERS, L.P.

                                      By: OHCP GenPar, L.P., its general partner

                                      By: OHCP MGP, LLC, its general partner

                                      By: /s/ Steven B. Gruber
                                          -------------------------------------
                                        Name: Steven B. Gruber
                                        Title: Managing Member

                                                                EXHIBIT A to the
                                                   Securities Purchase Agreement




THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT, DATED AUGUST 9, 1999, AS AMENDED, AMONG AMERICAN SKIING COMPANY, A DELAWARE CORPORATION (THE "COMPANY"), AND THE PARTIES NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF THIS WARRANT OR SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                  ---------------------------------------------

                             AMERICAN SKIING COMPANY
                          COMMON STOCK PURCHASE WARRANT
                  ---------------------------------------------

                  This certifies that, for good and valuable consideration, AMERICAN SKIING COMPANY, a Delaware corporation (the "Company"), grants to Oak Hill Capital Partners, L.P., a Delaware limited partnership (the "Warrantholder"), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), Six Million (6,000,000) validly issued, fully paid and nonassessable shares of Common Stock of the Company (the "Warrant Shares"), at the exercise price per share of $2.50 (subject to adjustment as set forth below, the "Exercise Price"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 9 below.



             1.  Warrant.

                 1.1 Exercise Period. This Warrant is issued pursuant to, and in accordance with, Article 2 of the Securities Purchase Agreement by and among the Company, the Warrantholder, and American Skiing Company Resort Properties, Inc. ("ASCRP"), dated as of July 31, 2000 (the "Purchase Agreement"), and is subject to the terms thereof. "Exercise Period" shall mean the period beginning on the date hereof and ending on December 31, 2005.

             2.  Exercise of Warrant; Payment of Taxes.

                 2.1 Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time, in whole or in part, by the Warrantholder during the Exercise Period by:

                      (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form, and

                      (b) subject to Section 2.2 below, the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

                 2.2  Conversion Right.

                      (a) In lieu of the payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 2.1(b) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right.


                      (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder will be issued pursuant to such conversion.

                  2.3  Warrant  Shares  Certificate.   A  stock  certificate  or
certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and, unless the Conversion Right is exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant is exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

                  2.4 Payment of Taxes. The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant, except that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

             3.  Restrictions on Transfer; Restrictive Legends.

                 3.1 At no time may this Warrant or the Warrant Shares be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person except in accordance with applicable federal and state securities laws and the terms of and conditions of the Stockholders' Agreement, dated August 9, 1999, as amended (the "Stockholders' Agreement"), among the Company, the Warrantholder, Leslie B. Otten and the other parties signatory thereto.

                 3.2 Except as otherwise permitted by this Section 3, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to
Section 6) and each certificate for Warrant Shares issued upon the exercise of any Warrant shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant. Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a certificate for Warrant Shares, in each case without a legend, if (a)(i) the resale of such Warrant or such Warrant Shares, as the case may be, has been registered under the Securities Act (and such registration remains in effect), (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company), which is addressed to the Company and is reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to the resale of such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares may then be sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, and (b) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company), which is addressed to the Company and is reasonably satisfactory in form and substance to the Company's counsel, to the effect that, pursuant to the terms and conditions of the Stockholders' Agreement, the Warrant or the Warrant Shares may be transferred free of legend.

             4. Reservation and Registration of Shares. The Company covenants and agrees as follows:

                      (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and non-assessable, not subject to any preemptive rights, and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                      (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                      (c) The Company shall not, by amendment of its articles of certificate of incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

             5. Anti-dilution Adjustments. The Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

                 5.1 Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall at any time or from time to time, after the Closing Date but prior to the exercise hereof, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock,
(x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 5), then, and in each such case,
(A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the "Warrant Share Number") immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Share Number immediately prior to such adjustment, and the denominator of which shall be the Warrant Share Number immediately thereafter. An adjustment made pursuant to this Section 5.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                 5.2      Issuances Below Market Price.

                      (a) If the Company shall at any time or from time to time, after the Closing Date but prior to the exercise hereof, issue or sell (such issuance or sale, a "New Issuance") any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Current Market Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than
(i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 5 and (ii) issuances in connection with an Excluded Transaction, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect on the day immediately prior to the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Company upon the issuance of such Common Stock Equivalents and receivable by the Company upon the conversion, exchange or exercise of such Common Stock
Equivalents would purchase at the Current Market Price on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised)and (B) the

Warrant Share Number shall be increased to equal the product of (i) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 5.2 shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the subsequent issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

                      (b) If at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. If any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. If any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued in connection with any merger of another entity into the Company or any mandatory share exchange, the amount of consideration therefor shall be deemed to be the Fair Market Value of the assets of the merged entity after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger or mandatory share exchange.

                      (c) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section
5.2 shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Exercise Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                 5.3 Certain Distributions. If the Company shall at any time or from time to time, after the Closing Date but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 5.1 and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by the Exercise Price in effect prior to the date of distribution by a fraction (i) the numerator of which shall be such Current Market Price of Common Stock immediately prior to the date of distribution less the then Fair Market Value of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (ii) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (B) the Warrant Share Number shall be increased by being multiplied by a fraction (i) the numerator of which shall be the Current Market Price of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date less the Fair Market Value of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                 5.4 Other Changes. If the Company at any time or from time to time, after the Closing Date but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 5.1, 5.2, 5.3 or 5.8 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).

                 5.5 No Adjustment; Par Value Minimum. Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the Exercise Price or Warrant Share Number if the Company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding any other provision of this Warrant, the Exercise Price shall not be adjusted below the par value of a share of Common Stock.

                 5.6 Abandonment. If the Company shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price or Warrant Share Number shall be required by reason of the taking of such record.

                 5.7  Certificate as to Adjustments.  Upon any adjustment in the
Exercise Price or Warrant Share Number, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and Warrant Share Number then in effect following such adjustment.

                 5.8 Spin-off; Reorganization, Reclassification, Merger or Sale Transaction.

                     (a) In case of any spin-off by the Company of another Person (the "Spin-off Entity") at any time after the Closing Date but prior to the exercise hereof, the Company shall issue to the Warrantholder a new warrant, in form and substance satisfactory to the Company and the Warrantholders, entitling the Warrantholder to purchase, at the exercise price equal to the excess of the Exercise Price in effect immediately prior to such spin-off over the adjusted Exercise Price pursuant to Section 5.3, the number of shares of common stock or other proprietary interest in the Spin-off Entity that the Warrantholder would have owned had the Warrantholder, immediately prior to such spin-off, exercised this Warrant.

                     (b)In case of any capital reorganization, reclassification, Sale Transaction, mandatory share exchange (other than a Sale Transaction or mandatory share exchange in which the Company is the surviving corporation and in which the Common Stock is not exchanged or converted) of the Company or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction") at any time after the Closing Date but prior to the exercise hereof, the Company shall execute and deliver to the Warrantholder at least twenty (20) Business Days prior to effecting such Transaction a certificate stating that the Warrantholder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5.8 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

                 5.9......Notices.  In case at any time or from time to time:

                          (w)    the  Company shall declare a dividend (or other
distribution) on its shares of Common Stock;

                          (x)    the Company shall authorize the granting to the
holders of shares of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants;

                          (y)    there shall occur a spin-off or Transaction; or

                          (z)    the  Company  shall  take any other action that
would require a vote of the Company's stockholders;

then the Company shall mail to the Warrantholder, as promptly as possible but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such spin-off or Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such spin-off or Transaction. Notwithstanding the foregoing, in the case of any event to which Section 5.8 is applicable, the Company shall also deliver the certificate described in such Section 5.8 to the Warrantholder at least twenty (20) Business Days prior to effecting such reorganization or reclassification as aforesaid.

             6. Loss  or  Destruction  of  Warrant.  Subject  to  the  terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrantof like tenor.

              7. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

              8. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

              9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

              "ASCRP" has the meaning set forth in Section 1.1 of this Warrant.

              "Board of Directors" means the Board of Directors of the Company.

              "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

              "Closing Date" has the meaning ascribed to that term in the Purchase Agreement.

              "Common Stock" means the common stock, par value $.01 per share, of the Company.

              "Common Stock Equivalent" means any security or obligation which is by its terms convertible into or exercisable into shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

              "Company" has the meaning set forth in the first paragraph of this Warrant.

              "Conversion Right" has the meaning set forth in Section 2.2(a) of this Warrant.

              "Current Market Price" means, as of the date of determination, the average of the daily Market Price of the Common Stock during the immediately preceding ten (10) consecutive trading days ending on such date.

              "Excluded Transaction" means (a) any issuance of Common Stock or securities convertible into or exchangeable for Common Stock (i) as part of an agreement approved by the Board of Directors and determined by them to be part of an arm's length commercial agreement, or (ii) to employees, officers or directors of the Company pursuant to a stock-incentive plan that has been duly approved by the Board of Directors and (b) any issuance of Common Stock (i) upon the conversion of Series A Preferred Stock or Series B Preferred Stock, or (ii) as a dividend on shares of Series A Preferred Stock or Series B Preferred Stock.

              "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

              "Exercise Period" has the meaning set forth in Section 1 of this Warrant.

              "Exercise Price" has the meaning set forth in the first paragraph of this Warrant.

              "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction reasonably determined in good faith by the Board of Directors and shall be the value which is agreed upon by at least 85% of the members thereof, or, if such determination is not reasonably satisfactory to the Warrantholders, such determination shall be made by a nationally recognized investment banking firm selected by the Company and the Warrantholders, the expenses for which shall be born equally by the Company and the Warrantholder. Any determination of the Fair Market Value by the Board of Directors or such investment banking firm shall be made based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

              "Issue Date" has the meaning set forth in Section 5.2 of this Warrant.

              "Market Price" on any date shall mean the closing bid prices per share of the Common Stock on the NYSE or, if not then listed or traded on NYSE, such other exchange, market or system that the Common Stock is then listed or traded on. If on any such date the shares of such Common Stock are not listed or admitted for trading on any national securities exchange or quoted on NYSE or a similar service, the Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by the Board of Directors of the Company and shall be the value which is agreed upon by at least 85% of the members thereof, or if such percentage of the members of the Board of Directors are unable to agree upon the value of such consideration, the value thereof shall be determined by an independent investment bank of a nationally recognized stature that is selected by the Company and the Warrantholders.

              "New Issuance" has the meaning set forth in Section 5.2 of this Warrant.

              "New Issue Price" has the meaning set forth in Section 5.2 of this Warrant.

              "NYSE" means the New York Stock Exchange.

              "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

              "Purchase Agreement" has the meaning set forth in Section 1 of this Warrant.

              "Relevant Date" has the meaning set forth in Section 5.2 of this Warrant.

              "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or
(iii), the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or
(b) the voluntary  sale,  conveyance,  exchange or transfer to another Person of
(i) the voting Capital Stock of the Company if, after such sale, conveyance, exchange or transfer, the stockholders of the Company prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

              "Securities Act" means the Securities Act of 1933, as amended, and
the   rules   and   regulations   of  the  Securities  and  Exchange  Commission
thereunder.

              "Series  A   Preferred    Stock"   means   the   10.5%    Repriced
Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company.

              "Series   B   Preferred   Stock"   means   the  8.5%   Convertible
Participating Preferred Stock, par value $.01 per share, of the Company.

              "Spin-off Entity" has the meaning set forth in Section 5.8 of this Warrant.

              "Transaction" has the meaning set forth in Section 5.8 of this Warrant.

              "Transfer" has the meaning set forth on the cover of this Warrant.

              "Warrant Share Number" has the meaning set forth in Section 5.1 of this Warrant.

              "Warrant Shares" has the meaning set forth in the first paragraph of this Warrant.

              "Warrantholder" has the meaning set forth in the first paragraph of this Warrant.

             10.  Miscellaneous

                 10.1 Entire Agreement. This Warrant and the Purchase Agreement constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.

                 10.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                 10.3 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

                 10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                      (a)     if to the Company:

                              American Skiing Company
                              Sunday River Road
                              Bethel, ME 04217
                              Telecopy: (207) 824-5110
                              Attention: Leslie B. Otten
                                         Christopher E. Howard

                              and

                              American Skiing Company
                              One Monument Square
                              Portland, ME 04101
                              Telecopy: (207) 791-2607
                              Attention: Foster A. Stewart, Jr., General Counsel

                              with a copy to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, NY 10022-6069
                              Telecopy: (212) 848-7179
                              Attention: Peter D. Lyons, Esq.
                              E-mail: plyons@shearman.com

                              and a copy to:

                              Pierce Atwood
                              One Monument Square
                              Portland, ME 04101
                              Telecopy: (207) 791-1350
                              Attention: David J. Champoux, Esq.
                              E-mail: dchampoux@pierceatwood.com

                      (b)     if to the Warrantholder to:

                              Oak Hill Capital Partners, L.P.
                              201 Main Street
                              Fort Worth, Texas 76102
                              Telecopy: (817) 339-7350
                              Attention: Ray Pinson

                              and

                              Oak Hill Capital Management, Inc.
                              Park Avenue Tower
                              65 East 55th Street
                              New York, NY 10022
                              Telecopy: (212) 754-5685
                              Attention: Steven B. Gruber
                                         Bradford E. Bernstein

                              with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, NY 10019-6064
                              Telecopy:  (212) 757-3990
                              Attention:  David K. Lakhdhir, Esq.
                              Email: dlakhdhir@paulweiss.com

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

                 10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                 10.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS

OF LAW PRINCIPLES THEREOF THAT MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.





                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                     AMERICAN SKIING COMPANY


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated: _____, 2000

                                    Exhibit A


                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [insert number] shares of Common Stock of the Company and [herewith tenders payment for such shares to the order of the Company in the amount of $[insert number]] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such [Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 2.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

                  The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:  [insert date]


                                    Signature___________________________________



                                             ___________________________________
                                             (Print Name)


                                             ___________________________________
                                             (Street Address)


                                             ___________________________________
                                             (City)         (State)   (Zip Code)